Exhibit 10.18

Execution Version

Intercreditor Agreement

This Intercreditor Agreement, dated as of December 3, 2021 (as amended, restated, supplemented or otherwise modified from time to time, this "Agreement"), is entered into by and between:

(a)	LAFAYETTE SQUARE LOAN SERVICING, LLC, a Delaware limited liability company ("LS"), acting in its capacity as the "Agent" (together with its successors and assigns, in such capacity, the "LS Facility Agent") for the "Lenders" (collectively, the "LS Facility Lenders," and, together with the LS Facility Agent, the "LS Facility Creditors") from time to time party to the LS Facility Agreement (as defined in paragraph 1 under Preliminary Statements below); and

(b)	East West Bank, a California state bank ("EWB"), acting in its capacity as lender (the "A/R Facility Lender”) pursuant to the A/R Facility Agreement (as defined in paragraph 3 under Preliminary Statements below).

The LS Facility Creditors and the A/R Facility Lender are referred to herein, collectively, as the "Parties," and any of the foregoing, individually, as a "Party." This is the "Intercreditor Agreement" referred to in the LS Facility Agreement and the A/R Facility Agreement.

Preliminary Statements

1.	Pursuant to the Term Loan and Security Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time (the "LS Facility Agreement"), among Direct Digital Holdings, LLC, a Texas limited liability company ("DDH"), the other "Borrowers" from time to time party thereto (such Borrowers, collectively, and together with DDH, the "LS Borrowers," and each, an "LS Borrower"), the Credit Parties (as defined therein) party thereto, the LS Facility Lenders and the LS Facility Agent, the LS Facility Lenders have agreed to provide certain closing date term loans and delayed draw term loans (the "LS Facility Loan") to the Borrowers, subject to the terms and conditions set forth therein.

2.	The obligations of the Obligors under the LS Facility Agreement and the other LS Facility Documents (as defined in Section 1.1 (Definitions) below) are secured by a Lien on all assets of the Obligors pursuant to the terms of the LS Facility Documents.

3.	DDH, the other “Borrower Entities” from time to time party thereto (such Borrower Entities, collectively and together with DDH, the “EWB Borrowers” and each an “EWB Borrower”) and EWB, as A/R Facility Lender, have entered into the Credit Agreement, dated as of September 30, 2020 (as has been and may hereafter be amended, restated, supplemented or otherwise modified from time to time, the "A/R Facility Agreement"), pursuant to which the A/R Facility Lender has provided a revolving credit facility (the "A/R Facility") under which it has agreed to make loans (the "A/R Facility Loans") from time to time to the EWB Borrowers, based upon the A/R Facility Receivables (as defined in Section 1.1 (Definitions) below).

4.	Pursuant to the Security Agreement, dated as of September 30, 2020 (the "A/R Facility Security Agreement"), between the EWB Borrowers and the A/R Facility Lender, the EWB Borrowers have granted to the A/R Facility Lender a security interest in all of its personal property and assets to secure the A/R Facility Loans and its other obligations under the A/R Facility Agreement.

5.	In order to induce the LS Facility Creditors to enter into the LS Facility Agreement, EWB has agreed that, as and in the manner set forth in this Agreement, (i) the payment of the LS Facility Obligations and A/R Facility Obligations shall be subject to the terms and conditions of this Agreement, and (ii) the priority of the LS Facility Creditors' security interests in and Liens, as in effect from time to time, on the property and assets of the Obligors, other than the A/R Facility Receivables Collateral (as defined in Section 1.1 (Definitions) below), shall be senior and prior to any security interests or Liens securing the A/R Facility Obligations as more fully set forth herein.

6.	In order to induce EWB to continue to make loans and advances pursuant to the A/R Facility Agreement, the LS Facility Creditors have agreed that, as and in the manner set forth in this Agreement, (i) the payment of the LS Facility Obligations and A/R Facility Obligations shall be subject to the terms and conditions of this Agreement and (ii) the priority of EWB's security interest in and Lien, as in effect from time to time, on the A/R Facility Receivables Collateral shall be senior and prior to any security interests or Liens securing the LS Facility Obligations as more fully set forth herein.

7.	(i) Under the LS Facility Agreement, it is a condition precedent to the obligation of the LS Facility Lenders to make the LS Facility Loan that EWB has entered into this Agreement, and (ii) under the A/R Facility Agreement, it is a condition precedent to the consent of the A/R Facility Lenders with respect to the LS Facility Loan that LS has entered into this Agreement.

Now, therefore, each of the LS Facility Claimholders and each of the A/R Facility Claimholders hereby agrees as follows:

Article 1
Definitions and Usage

Section 1.1     Definitions. As used in this Agreement, the following terms shall have the following meanings:

"Agreement" has the meaning specified in the preamble hereto.

"A/R Facility" has the meaning specified in paragraph 3 under Preliminary Statements above.

"A/R Facility Agreement" has the meaning specified in paragraph 1 under Preliminary Statements above.

"A/R Facility Claimholders" means, at any relevant time, individually and collectively, the A/R Facility Lender and any other holders of the A/R Facility Obligations from time to time.

"A/R Facility Documents" means, collectively, (a) the A/R Facility Agreement; (b) the A/R Facility Security Agreement; (c) the “Preferred Equity Subordination Agreement” (as defined in the A/R Facility Agreement); (d) the other "Security Documents" (as defined in the A/R Facility Agreement); (e) any other security agreement, pledge agreement, collateral agreement or other agreement, document, or instrument pursuant to which a Lien is granted securing any A/R Facility Obligation or under which rights or remedies with respect to such Liens are governed and (f) any and all other documents or agreements delivered pursuant to, or in connection with, the A/R Facility Obligations, in each case, as the same may be amended, amended and restated, supplemented, modified, replaced, substituted or renewed from time to time.

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"A/R Facility Lender" has the meaning specified in the preamble to this Agreement.

"A/R Facility Loans" has the meaning specified in paragraph 1 under Preliminary Statements above.

"A/R Facility Obligations" means, collectively, all “Obligations” as defined in the A/R Facility Agreement, whether for principal, interest (including interest accruing after the filing of any Insolvency Proceeding in respect of any of the Obligors, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), default interest, exit fees, premiums, if any, thereon, fees on account of loan servicing and other fees, costs and expenses payable to the A/R Facility Claimholders pursuant to the A/R Facility Documents (including reasonable attorneys' fees and disbursements, including any such fees, costs and expenses incurred after the filing of any Insolvency Proceeding in respect of any of the Obligors, whether or not a claim for post-filing or post-petition payments of such amounts is allowed or allowable in such proceeding), all amounts payable to the A/R Facility Claimholders in respect of any breach of a representation or warranty made in the A/R Facility Documents and other amounts payable in respect thereof or in connection therewith, including any reimbursement obligations or indemnities.

"A/R Facility Permitted Payments" means any payment of A/R Facility Obligations that is made solely from A/R Facility Receivables Collateral.

“A/R Facility Priority Obligations” has the meaning specified in Section 7.1 hereof.

"A/R Facility Receivables" means the accounts (as defined in the UCC) constituting the "Eligible Accounts" (as defined in the A/R Facility Agreement) from time to time subject to the A/R Facility.

"A/R Facility Receivables Collateral" means any portion of the Collateral that consists of (a) A/R Facility Receivables or (b) any amounts received thereon, or Proceeds thereof, (i) from time to time received following acceleration of the A/R Facility Loans or (ii) realized by the LS Facility Agent on behalf of the A/R Facility Lender from the Disposition of the A/R Facility Receivables.

"A/R Facility Recovery" has the meaning specified in Section 4.8 (Avoidance Issues) below.

"A/R Facility Security Agreement" has the meaning specified in paragraph 2 under Preliminary Statements above.

"A/R Lender Account Control Agreement" means, collectively, any deposit account control agreements with respect to each deposit account and a securities account control agreement with respect to each securities account of any Obligor with EWB or any other depository institution, providing exclusive control thereof to the A/R Facility Lender (or the LC Facility Agent with respect to any Term Loan Priority Account) upon a notice of exclusive control delivered following the occurrence of an Event of Default until such time as Discharge of the A/R Facility Obligations (or until such time as the Discharge of the LS Facility Obligations with respect to any Term Loan Priority Account) has occurred and thereafter providing exclusive control thereof to the LS Facility Agent (or A/R Facility Lender with respect to the Term Loan Priority Accounts) upon a notice of exclusive control delivered following the occurrence of an Event of Default. For the avoidance of doubt, with respect to any Term Loan Priority Account, the applicable deposit account control agreement shall provide that LF Facility Agent shall be the first secured party with respect to (or have exclusive control of) such Term Loan Priority Account until such time as the Discharge of the LS Facility Obligations has ocurred.

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"Bankruptcy Code" means the United States Bankruptcy Code, 11 U.S.C. §101, et seq.

"Business Day" means any day other than Saturday, Sunday and any other day on which banking institutions in the State of New York are authorized to be closed for business.

"Cash Collateral" has the meaning specified in Section 4.2 (Financing) below.

"Claimholders" means the A/R Facility Claimholders and the LS Facility Claimholders, collectively, and "Claimholder" means any one of them.

"Collateral" means all of the assets and property (whether real, personal or mixed (including Equity Interests)) now owned or hereafter acquired by any Obligor in or upon which Liens are granted or purported to be granted pursuant to any of the LS Facility Documents or any of the A/R Facility Documents and all products and Proceeds of any of the foregoing.

"Collection Action" means (i)(a) any demand or request for any payment or Distribution, or (b) any commencement of (or participation with others in the commencement or prosecution of) any litigation or other similar proceeding or the commencement of any other attempt to enforce any other right or exercise any remedy, in each case in connection with the A/R Facility Obligations, including any acceleration of any A/R Facility Obligations, (ii) any commencement of, or joinder with any creditor in commencing, any Insolvency Proceeding or the Exercise of Secured Creditor Remedies or the exercise of rights or remedies under any Insolvency Laws against any Obligor or any of its Subsidiaries or any assets of any Obligor or any of its Subsidiaries, in each case by any A/R Facility Claimholder.

"Combined Facility Disposition" means any private or public Disposition of all or any Collateral by one or more Obligors with the consent of the LS Facility Agent, on behalf of the requisite LS Facility Claimholders, and by the A/R Facility Lender, on behalf of the requisite A/R Facility Claimholders, after the occurrence and during the continuance of an Event of Default.

"Control Collateral" means any Collateral consisting of a certificated security (as defined in the UCC), investment property (as defined in the UCC), a deposit account (as defined in the UCC), or any other Collateral as to which a Lien may be perfected through physical possession or control by the secured party or any agent therefor.

"DDH" has the meaning specified in paragraph 1 under Preliminary Statements above.

"DIP Financing" has the meaning specified in Section 4.2 (Financing) below.

"Discharge of the A/R Facility Obligations" means (a) the payment in full in cash of the A/R Facility Obligations (other than contingent indemnification or reimbursement obligations for which no claim has been made) and (b) the termination or expiration of all commitments to extend credit that would constitute A/R Facility Obligations, in each case, in accordance with the terms of the A/R Facility Documents; provided, however, that no amount shall be deemed to have been paid for purposes of clause (a) of this definition for so long as such amount is, or is reasonably likely to become, subject to an A/R Facility Recovery.

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"Discharge of the LS Facility Obligations" means (a) the payment in full in cash of the LS Facility Obligations (other than contingent indemnification or reimbursement obligations for which no claim has been made) and (b) the termination or expiration of all commitments to extend credit that would constitute LS Facility Obligations, in each case, in accordance with the terms of the LS Facility Documents; provided, however, that no amount shall be deemed to have been paid for purposes of clause (a) of this definition for so long as such amount is, or is reasonably likely to become, subject to a LS Recovery.

"Disposition" or "Dispose" means the conveyance, sale, foreclosure, lease (as lessor), license (as licensor), exchange, assignment, transfer or other disposition of any property by any Person (or the granting of any option or other right to do any of the foregoing).

"Distribution" means any payment or distribution by any Person in respect of the LS Facility Obligations or the A/R Facility Obligations, as the case may be, of assets of any kind or character (whether in cash, securities, assets, by set-off, recoupment or otherwise and including by purchase redemption or other acquisition of such LS Facility Obligations or A/R Facility Obligations).

"Equity Interests" means, with respect to any Person, the capital stock, partnership or limited liability company interest or other equity securities or equity ownership interests of such Person.

"EWB" has the meaning specified in the preamble to this Agreement.

“EWB Borrowers” has the meaning specified in paragraph 3 under Preliminary Statements above.

"Exercise any Secured Creditor Remedies" or "Exercise of Secured Creditor Remedies" means (a) the taking of any action to enforce any Lien in respect of all or any portion of the Collateral, including the institution of any foreclosure proceedings or the noticing of any public or private sale or other Disposition pursuant to Article 9 of the UCC; (b) the exercise of any right or remedy provided to a secured creditor under the LS Facility Documents or the A/R Facility Documents (including, in either case, any delivery of any notice to seek to obtain payment directly from any account debtor of any Obligor or the taking of any action or the exercise of any right or remedy in respect of the setoff or recoupment against all or any portion of the Collateral or Proceeds of all or any portion of the Collateral), under applicable law, at equity, in an Insolvency Proceeding or otherwise, including the acceptance of all or any portion of the Collateral in full or partial satisfaction of a Lien; (c) the sale, assignment, transfer, lease, license or other Disposition of all or any portion of the Collateral, by private or public sale or any other means; (d) the exercise of any other enforcement right relating to all or any portion of the Collateral (including the exercise of any voting rights relating to any Equity Interests composing a portion of the Collateral and the gathering of Collateral) whether under the LS Facility Documents, the A/R Facility Documents, under applicable law of any jurisdiction, in equity, in an Insolvency Proceeding (other than a request for adequate protection permitted by this Agreement), or otherwise; (e) the pursuit of LS Facility Dispositions or (f) the setoff or recoupment against or foreclosure on all or any portion of the Collateral or the Proceeds of all or any portion of the Collateral.

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"Exercise Period " has the meaning specified in Section 7.4 (Exercise Period) below.

"Governmental Authority" means the government of the United States or any other nation, or of any political subdivision thereof, whether State or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

"Insolvency Laws" means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the U.S., any State or any other applicable jurisdictions.

"Insolvency Proceeding" means any proceeding by or against any Person under the Bankruptcy Code, or under any other Insolvency Law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors or proceedings seeking reorganization, arrangement or other similar relief.

"Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement and any lease in the nature of a security interest.

"LS" has the meaning specified in the preamble to this Agreement.

“LS Borrowers” has the meaning specified in paragraph 1 under Preliminary Statements above.

"LS Facility Agent" has the meaning specified in the preamble to this Agreement.

"LS Facility Agreement" has the meaning specified in paragraph 1 under Preliminary Statements above.

"LS Facility Claimholders" means, at any relevant time, individually and collectively, the LS Facility Creditors, the LS Facility Lenders or any other holders of the LS Facility Obligations at that time.

"LS Facility Creditors" has the meaning specified in the preamble to this Agreement.

"LS Facility Documents" means, collectively, (a) the LS Facility Agreement, (b) the “Preferred Equity Subordination Agreement” (as defined in the LS Facility Agreement), (c) the “Other Documents" (as defined in the LS Facility Agreement), (d) any other security agreement, pledge agreement, collateral agreement or other agreement, document, or instrument pursuant to which a Lien is granted securing any LS Facility Obligation or under which rights or remedies with respect to such Liens are governed and (f) any and all other documents or agreements delivered pursuant to, or in connection with, the LS Facility Obligations (including in connection with any DIP Financing provided by an LS Facility Claimholder), in each case, as the same may be amended, amended and restated, supplemented, modified, replaced, substituted or renewed from time to time or Refinanced.

"LS Facility Lenders" has the meaning specified in the preamble to this Agreement.

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"LS Facility Loan " has the meaning specified in paragraph 1 under Preliminary Statements above.

"LS Facility Obligations" means, collectively, all "Obligations" as defined in the LS Facility Agreement (and all Advances), together with all obligations of the Obligors now or hereafter arising under the LS Facility Documents, whether for principal, interest, default interest (including interest accruing after the filing of any Insolvency Proceeding in respect of any of the Obligors, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), exit fees, premiums, if any, thereon, and other fees, costs and expenses payable to the LS Facility Claimholders pursuant to the LS Facility Documents (including reasonable attorneys' fees and disbursements, including any such fees, costs and expenses incurred after the filing of any Insolvency Proceeding in respect of any of the Obligors, whether or not a claim for post-filing or post-petition payments of such amounts is allowed or allowable in such proceeding), all amounts payable to the LS Facility Claimholders in respect of any breach of a representation or warranty made in the LS Facility Documents and other amounts payable in respect thereof or in connection therewith, including any reimbursement obligations or indemnities.

"LS Recovery" has the meaning specified in Section 4.8 (Avoidance Issues) below.

"Obligors" means the LS Borrowers, the EWB Borrowers and each other Person that may from time to time execute and deliver a LS Facility Document or a A/R Facility Document as a "debtor," "borrower," "guarantor," "obligor," "grantor" or "pledgor" (or the equivalent thereof), and "Obligor" means any one of them.

"Party" and "Parties" have the respective meanings specified in the preamble to this Agreement.

"Person" means any natural person, sole proprietorship, partnership, joint venture, trust, estate, unincorporated organization, association, corporation, limited liability company, institution or other legal entity or organization or any government.

"Proceeds" means (a) all "proceeds" as defined in Article 9 of the UCC with respect to the Collateral and (b) whatever is recoverable or recovered when Collateral is sold, exchanged, collected or Disposed of, whether voluntarily or involuntarily.

"Purchase Notice" has the meaning specified in Section 7.3(a) (Purchase Notice) below.

"Purchase Price" has the meaning specified in Section 7.2(a) (Purchase Price) below.

"Refinance" means, in respect of any indebtedness, to refinance, extend, exchange, renew, defease, supplement, restructure, replace, refund or repay, or to issue other indebtedness in exchange or replacement for such indebtedness, in whole or in part, whether with the same or different lenders, arrangers or agents. "Refinanced" and "Refinancing" shall have correlative meanings.

"State" means (a) any state or commonwealth of the United States and (b) the District of Columbia.

"Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, company, association, joint venture or other business entity (a) the accounts of which would be consolidated with those of such Person in such Person's consolidated financial statements if such financial statements were prepared in accordance with GAAP or (b) of which more than 50.00% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, that in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a "qualifying share" of the former Person shall be deemed to be outstanding.

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“Term Loan Priority Account” shall mean a deposit account or deposit accounts established by the Obligors or any Obligor that solely contains Collateral (other than A/R Facility Receivables Collateral) or Proceeds of Collateral (other than the A/R Facility Receivables Collateral).

"UCC" means the Uniform Commercial Code or any successor provision thereof as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code or any successor provision thereof (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to the perfection or priority of any Lien on or otherwise with regard to any item or items of Collateral.

"United States" or "U.S." means the United States of America.

Section 1.2     Other Defined Terms. Any other capitalized terms used but not defined in this Agreement (including, without limitation, the term "GAAP") have the meanings assigned to such terms under the LS Facility Agreement; provided, that the terms "Default" and "Event of Default" shall mean a “Default” or “Event of Default” as defined under either the LS Facility Agreement or the A/R Facility Agreement.

Section 1.3     Usage. The following rules of construction and usage are applicable to this Agreement unless a contrary intention appears:

(a)            UCC Terms. All terms used but not defined herein shall, if defined in the UCC and used in Article 8 or 9 thereof, have the meanings assigned to such terms under the UCC for the purposes of Article 8 or 9, as applicable, thereof.

(b)            Section References, Etc. References to an "Article," "Section," "Annex," "Exhibit" or "Schedule," or to another subdivision or attachment, shall be deemed to refer to an article, section, annex, exhibit, schedule or other subdivision of, or attachment to, this Agreement.

(c)            Inclusion. The word "including" means "including without limitation," and the rule of ejusdem generis shall not be applicable to limit any provision.

(d)            Non-Exclusive Disjunction. The word "or" is not exclusive (meaning that "X or Y" should be understood to mean "X or Y (or both X and Y)").

(e)            Hereof, Herein and Hereunder. The words "herein," "hereof" and "hereunder," or a word of similar import, shall be construed to refer to the entirety of this Agreement, and not to any particular provision of this Agreement, and includes all annexes, exhibits, schedules and other attachments to this Agreement.

(f)            Asset and Property. The words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

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(g)            Word Forms. The definitions contained in this Agreement shall apply equally to the singular and plural forms of the terms defined, and, whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

(h)            Agreements and Statutes. Any reference to an agreement, statute, rule or regulation shall be deemed to refer to such agreement, statute, rule or regulation as from time to time amended, modified, supplemented or replaced, including (in the case of agreements) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and includes (in the case of agreements) references to all annexes, exhibits, schedules and other attachments thereto and documents expressly incorporated by reference therein and (in the case of statutes) any rules and regulations promulgated thereunder and any judicial and administrative interpretations thereof.

(i)            Successors and Assigns. References to a Person are also to its permitted successors and assigns.

(j)            Immediately-Available Funds. References to deposits, transfers and payments of any amounts refer to deposits, transfers or payments of such amounts in immediately-available funds.

(k)            Writing. References to "writing" include printing, typing, lithography, electronic transmission and other means of reproducing words in a visible form.

(l)            Time. All references to a time shall mean New York City time in effect on the date of the action unless otherwise expressly stated. In the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding." Time is of the essence under this Agreement.

(m)            Headings. Headings are included for convenience only and shall not affect the interpretation of this Agreement. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

Article 2
Lien Subordination

Section 2.1     Acknowledgement; Consent; and Subordination.

(a)            The A/R Facility Lender and each of the other A/R Facility Claimholders hereby (i) acknowledge that the Obligors, either prior to the date hereof or concurrently herewith, have granted or are granting Liens on the Collateral in favor of the LS Facility Creditors to secure the LS Facility Obligations and (ii) consent, anything to the contrary contained in any A/R Facility Document or any other agreement to which any A/R Facility Claimholder may now or hereafter be a party notwithstanding, to the grant by the Obligors of such Liens on the Collateral to secure the LS Facility Obligations.

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(b)            Each LS Facility Creditor and each of the other LS Facility Claimholders hereby (i) acknowledge that the Obligors, either prior to the date hereof or concurrently herewith, have granted or are granting Liens on the Collateral in favor of the A/R Facility Lender to secure the A/R Facility Obligations and (ii) consent, anything to the contrary contained in any LS Facility Document or any other agreement to which any LS Facility Claimholder may now or hereafter be a party notwithstanding, to the grant by the Obligors of such Liens on the Collateral to secure the A/R Facility Obligations.

(c)            Notwithstanding (A) the date, time, method, manner or order of grant, attachment or perfection of any Liens granted to the LS Facility Creditors (or any LS Facility Lender or other LS Facility Claimholder) or any A/R Facility Claimholder in respect of all or any portion of the Collateral; (B) the order or time of filing or recordation of any document or instrument for perfecting the Liens in favor of the LS Facility Creditors (or any LS Facility Lender or other LS Facility Claimholder) or any A/R Facility Claimholder in any Collateral; (C) any provision of the UCC, any other applicable law, any of the LS Facility Documents or any of the A/R Facility Documents; (D) whether the Liens securing the LS Facility Obligations or the A/R Facility Obligations are valid, enforceable, void, avoidable, subordinated, disputed or allowed; (E) whether or not any such Liens securing any LS Facility Obligations or any A/R Facility Obligations are perfected, unperfected, avoided, set aside or subordinated to any Lien securing any other obligation or debt of any Obligor or any other Person; (F) any defect or deficiency or alleged defect or deficiency in any of the foregoing or (G) any other circumstance whatsoever, each of the LS Facility Agent, on behalf of itself and the LS Facility Lenders, and each of the A/R Facility Claimholders hereby agree that:

(i)	any Lien with respect to all or any portion of the Collateral (other than A/R Facility Receivables Collateral) securing any LS Facility Obligations now or hereafter held by or on behalf of, or created for the benefit of, any LS Facility Claimholder or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior and prior in all respects to all Liens with respect to all or any portion of the Collateral securing any A/R Facility Obligations;

(ii)	any Lien with respect to all or any portion of the Collateral (other than A/R Facility Receivables Collateral) securing any A/R Facility Obligations now or hereafter held by or on behalf of, or created for the benefit of, any A/R Facility Claimholder or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens with respect to all or any portion of the Collateral securing any LS Facility Obligations;

(iii)	any Lien with respect to all or any portion of the A/R Facility Receivables Collateral securing any A/R Facility Obligations now or hereafter held by or on behalf of, or created for the benefit of, any A/R Facility Claimholder or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior and prior in all respects to all Liens with respect to all or any portion of the A/R Facility Receivables Collateral securing any LS Facility Obligations;

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(iv)	any Lien with respect to all or any portion of the A/R Facility Receivables Collateral securing any LS Facility Obligations now or hereafter held by or on behalf of, or created for the benefit of, any LS Facility Claimholder or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens with respect to all or any portion of the A/R Facility Receivables Collateral securing any A/R Facility Obligations;

(v)	the Lien priority provisions set forth in this Agreement shall be effective at all times and for all purposes (including during an Insolvency Proceeding).

Section 2.2     Disposition of Collateral; Release of Liens.

(a)            Exclusive Rights.

(i)	Prior to the Discharge of the LS Facility Obligations, the LS Facility Creditors, on behalf of the LS Facility Claimholders, shall have the exclusive right to make determinations regarding the release of the Lien on any Collateral pursuant to the terms of the applicable LS Facility Documents or in accordance with the provisions of this Agreement, in each case without any consultation with, consent of or notice to the A/R Facility Lender or any other A/R Facility Claimholder. Except as set forth in clause (b) of this Section 2.2, no such release shall effect a release of the Lien of the A/R Facility Lender.

(ii)	Prior to the Discharge of the A/R Facility Obligations, the A/R Facility Lender, on behalf of the A/R Facility Claimholders, shall have the exclusive right to make determinations regarding the release of the Lien on any A/R Facility Receivables Collateral pursuant to the terms of the applicable A/R Facility Documents or in accordance with the provisions of this Agreement, in each case without any consultation with, consent of or notice to the LS Facility Creditors or any other LS Facility Claimholder. Except as set forth in clause (b) of this Section 2.2, no such release shall effect a release of the Lien of the LS Facility Creditors.

(b)            Lien Release Upon Disposition of Collateral. Upon any release or Disposition of any Collateral (i) resulting from (x) the Exercise of Secured Creditor Remedies by the LS Facility Agent on behalf of the LS Facility Creditors and the A/R Facility Lender, or (y) any Combined Facility Disposition, (ii) pursuant to any sale, transfer or other Disposition of all or any portion of the Collateral (other than A/R Facility Receivables Collateral) permitted by the LS Facility Documents, or (iii) pursuant to any sale, transfer or Disposition of all or any portion of the Collateral by an Obligor with the consent of LS Facility Agent during the continuance of an Event of Default under the LS Facility Documents (so long as the Proceeds of such Disposition are applied in accordance with Section 8.4 hereof): (A) any Liens securing the A/R Facility Obligations on such Collateral (without limiting the rights of the A/R Facility Claimholders to any portion of the proceeds of such Collateral in respect of the A/R Facility Receivables Collateral or remaining after the Discharge of the LS Facility Obligations occurs) (and in the case of any release, sale or disposition of all or substantially all of the equity interests or assets of any Obligor that has guaranteed any A/R Facility Obligations, such Obligor's liability in respect of the A/R Facility Obligations) shall be automatically, unconditionally and simultaneously released with no further consent or action of any Person and (B) the A/R Facility Claimholders shall be deemed to have consented under the A/R Facility Documents to such release, sale or disposition of such Collateral (without limiting the rights of the A/R Facility Claimholders to any portion of the proceeds of such Collateral in respect of the A/R Facility Receivables Collateral or remaining after the Discharge of the LS Facility Obligations occurs) (and in the case of any release, sale or disposition of all or substantially all of the equity interests or assets of any Obligor that has guaranteed any A/R Facility Obligations, the release of such Obligor's liability in respect of the A/R Facility Obligations) and to have waived the provisions of the A/R Facility Documents to the extent necessary to permit such release, sale or disposition (and in the case of any release, sale or disposition of all or substantially all of the equity interests or assets of any Obligor that has guaranteed any A/R Facility Obligations, the release of such Obligor's liability in respect of the A/R Facility Obligations).

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(c)            Power of Attorney. Until the Discharge of the LS Facility Obligations occurs, each A/R Facility Claimholder hereby irrevocably constitutes and appoints the LS Facility Agent and any officer or agent of the LS Facility Agent, with full power of substitution, as its true and lawful attorney in fact with full irrevocable power and authority in the place and stead of such A/R Facility Claimholder or in the LS Facility Agent's own name, from time to time in the LS Facility Agent's discretion, for the purpose of carrying out the terms of this Section 2.2 and Section 3.3, to take any and all appropriate action in connection therewith and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Section 2.2 and Section 3.3, including any endorsements or other instruments of transfer or release.

Section 2.3     Waiver of Right to Contest Obligations and Liens.

(a)            Waiver by A/R Facility Claimholders. Each A/R Facility Claimholder, for itself and on behalf of its affiliates, agrees that it will not (and hereby waives any right to), directly or indirectly, contest or support any other Person in contesting, in any proceeding (including any Insolvency Proceeding), (i) the validity, enforceability or allowance of any claims of any of the LS Facility Claimholders; (ii) the priority (subject to the terms of this Agreement), validity or enforceability of a Lien held by or on behalf of any of the LS Facility Claimholders in any assets of any of the Obligors or (iii) the validity or enforceability of the provisions of this Agreement; provided, however, that nothing in this Agreement shall be construed to prevent or impair the rights of the A/R Facility Lender or any other A/R Facility Claimholder to enforce the terms of this Agreement.

(b)            Waiver by LS Facility Claimholders. Each LS Facility Claimholder, for itself and on behalf of its affiliates, agrees that it will not (and hereby waives any right to), directly or indirectly, contest or support any other Person in contesting, in any proceeding (including any Insolvency Proceeding), (i) the validity, enforceability or allowance of any claims of any of the A/R Facility Claimholders; (ii) the priority (subject to the terms of this Agreement), validity or enforceability of a Lien held by or on behalf of any of the A/R Facility Claimholders in any assets of any of the Obligors or (iii) the validity or enforceability of the provisions of this Agreement; provided, however, that nothing in this Agreement shall be construed to prevent or impair the rights of the LS Facility Creditors or any other LS Facility Claimholder to enforce the terms of this Agreement.

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Section 2.4     New Liens.

(a)            New Liens for the Benefit of A/R Facility Claimholders. So long as the Discharge of the LS Facility Obligations has not occurred, the Parties agree that no Obligor shall grant or permit any additional Liens on any asset to secure any A/R Facility Obligations unless such Obligor grants a Lien on such asset to secure the LS Facility Obligations prior to or concurrently with the grant of a Lien thereon in favor of the A/R Facility Lender, which Liens shall be subject to the provisions of this Agreement. To the extent that the foregoing provision is not complied with for any reason (and without limiting any other rights and remedies available to any LS Facility Claimholders), each A/R Facility Claimholder agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.4 shall be subject to Section 8.2 (Turnover).

(b)     New Liens for the Benefit of LS Facility Claimholders(c)     . So long as the Discharge of the A/R Facility Obligations has not occurred, the Parties agree that no Obligor shall grant or permit any additional Liens on any asset to secure any LS Facility Obligations unless such Obligor grants a Lien on such asset to secure the A/R Facility Obligations prior to or concurrently with the grant of a Lien thereon in favor of any LS Facility Creditor, which Liens shall be subject to the provisions of this Agreement. To the extent that the foregoing provision is not complied with for any reason (and without limiting any other rights and remedies available to any A/R Facility Claimholders), each LS Facility Claimholder agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.4 shall be subject to Section 8.2 (Turnover) below.

Section 2.5     Agent for Perfection. The LS Facility Creditors and the A/R Facility Lender each agree to hold (or cause to be held) all Control Collateral in their respective possession, custody or control, including "control" within the meaning of Section 9-104 of the UCC (or in the possession, custody or control of agents, bailees or other similar third parties) as a non-fiduciary agent for the other solely for the purpose of perfecting the security interest granted to each in such Control Collateral subject to the terms and conditions of this Agreement (such bailment and agency being intended, among other things, to satisfy the requirements of Section 8-301(a)(2), 9-313(c), 9-104, 9-105, 9-106 and 9-107 of the UCC). None of the LS Facility Claimholders nor the A/R Facility Claimholders, as applicable, shall have any obligation whatsoever to the others to assure that the Control Collateral is genuine or owned by any Obligor or any other Person or to preserve their respective rights or benefits or those of any other Person. The duties or responsibilities of the LS Facility Creditors and the A/R Facility Lender under this Section 2.5 are and shall be limited solely to holding or maintaining control of the Control Collateral as a non-fiduciary agent for the other for purposes of perfecting the Lien held by the LS Facility Creditors or the A/R Facility Lender, as applicable. The LS Facility Creditors are not, and the LS Facility Creditors shall not be deemed to be, fiduciaries of any kind for the A/R Facility Lender or any other Person. The A/R Facility Lender is not, and the A/R Facility Lender shall not be deemed to be, a fiduciary of any kind for the LS Facility Creditors or any other Person. Upon the Discharge of the LS Facility Obligations, the LS Facility Creditors shall, at the expense of Obligors, deliver the remaining Control Collateral (if any) held by them together with any necessary endorsements or assignments, first, to EWB to the extent A/R Facility Obligations remain outstanding as confirmed in writing by the A/R Facility Lender and, second, to the extent that the A/R Facility Lender confirms no A/R Facility Obligations are outstanding, to DDH (in each case, so as to allow such Person to obtain possession or control of such Control Collateral). Upon the Discharge of the A/R Facility Obligations, the A/R Facility Lender shall, at the expense of Obligors, but subject to the terms of any A/R Lender Account Control Agreement, deliver the remaining Control Collateral (if any) held by it together with any necessary endorsements or assignments, first, to the LS Facility Agent to the extent LS Facility Obligations remain outstanding as confirmed in writing by the LS Facility Agent and, second, to the extent that the LS Facility Agent confirms no LS Facility Obligations are outstanding, to DDH (in each case, so as to allow such Person to obtain possession or control of such Control Collateral).

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Section 2.6     Insurance. Until the Discharge of the LS Facility Obligations occurs, (a) the LS Facility Creditors and the other LS Facility Claimholders shall have the sole and exclusive right, subject to the rights of the Obligors under the LS Facility Documents, to adjust and settle any claim under any insurance policy of any Obligor (including without limitation, any policy covering the Collateral and busines interruption insurance) in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral and (b) all Proceeds of any such insurance policy and any such award (or any payments with respect to a deed in lieu of condemnation) shall be paid, subject to the rights of the Obligors under the LS Facility Documents, first in accordance with the priorities set forth in Section 8.3 (Application of Proceeds) below, until paid in full in cash, and second, to the owner of the subject property, as such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If any A/R Facility Claimholder shall, at any time, receive any Proceeds of any such insurance policy or any such award or payment in contravention of this Section 2.6, it shall pay such Proceeds over to the LS Facility Creditors in accordance with the terms of Section 8.3 (Application of Proceeds) below.

Article 3
Exercise of Remedies

Section 3.1     Claim Standstill.

(a)            At no time prior to the Discharge of the LS Facility Obligations shall any A/R Facility Claimholder take any Collection Action with respect to any of the A/R Facility Obligations, other than declaration of an Event of Default thereunder, (ii) acceleration of the A/R Facility Loans in accordance with the terms of the A/R Facility Documents, (iii) subject to Section 7.5 hereof, Collection Action consisting of a foreclosure upon, or Disposition of, A/R Facility Receivables Collateral, or (iv) any suit or action taken solely to prevent the running of the statute of limitations; provided that any judgment or judgment lien obtained in connection with such suit or action is subject to Section 3.6 hereof.

(b)            At no time prior to the Discharge of the A/R Facility Obligations shall any LS Facility Claimholder Exercise any Secured Creditor Remedies consisting of a foreclosure upon, or Disposition of, A/R Facility Receivables Collateral, other than pursuant to Section 3.3 (Exclusive Enforcement Rights).

Section 3.2     Collateral Standstill.

(a)            For the period from and after the date hereof and continuing until the Discharge of the LS Obligations, whether or not any Insolvency Proceeding has been commenced by or against any Obligor or any of its Subsidiaries, no A/R Facility Claimholder shall:

(i)	exercise or seek to exercise any right or remedies with respect to any Collateral (including any Exercise of Secured Creditor Remedies and any Collection Action) except as set forth in Section 3.1(a) above;

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(ii)	contest, protest or object to any Exercise of Secured Creditor Remedies by any LS Facility Claimholder, and no A/R Facility Claimholder shall have any right to direct any Exercise of Secured Creditor Remedies or other action by any LS Facility Claimholder or

(iii)	object to (and waive any and all claims with respect to) the forbearance by any LS Facility Claimholder from the Exercise of Secured Creditor Remedies.

(b)            Notwithstanding the foregoing, it is understood that this Section 3.2 shall not prevent the following:

(i)	in any Insolvency Proceeding commenced by or against any Obligor, the A/R Facility Claimholders may file a proof of claim or statement of interest with respect to the Collateral;

(ii)	the A/R Facility Claimholders may take any action (solely to the extent not adverse to the prior Liens securing the LS Facility Obligations or the rights of the LS Facility Agent or the LS Facility Creditors to exercise remedies in respect thereof) in order to preserve, perfect or protect (but not enforce) the first priority Lien in the A/R Facility Receivables Collateral or the second priority Lien in the remaining Collateral;

(iii)	the A/R Facility Claimholders shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the A/R Facility Lender, if any, in each case in accordance with the terms of this Agreement;

(iv)	the A/R Facility Claimholders shall be entitled to file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Obligors arising under either any bankruptcy, insolvency or similar law or applicable non-bankruptcy law, in each case in accordance with, and not in contravention of, the terms of this Agreement;

(v)	the A/R Facility Claimholders shall be entitled to exercise any of its rights or remedies with respect to any of the A/R Facility Receivables Collateral to the extent permitted in Section 3.1(a)(iii); and

(vi)	the A/R Facility Lender and the other A/R Facility Claimholders may make a bid on all, or any portion of, the Collateral in any bankruptcy or non-bankruptcy auction or foreclosure proceeding or action; provided that, the cash portion of any such bid is sufficient for the LS Facility Obligations to be Paid in Full upon consummation of the closing of the applicable sale.

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Section 3.3     Exclusive Enforcement Rights. Subject to the rights of A/R Facility Claimholder with respect to A/R Facility Receivables Collateral provided in Section 3.1(a) above (subject to Section 7.5 hereof), until the Discharge of the LS Facility Obligations, whether or not any Insolvency Proceeding has been commenced by or against any Obligor or any of its Subsidiaries, the LS Facility Claimholders shall have the exclusive right to enforce rights as a secured creditor, Exercise any Secured Creditor Remedies and make determinations regarding the disposition of, or restrictions with respect to, the Collateral without any consultation with or the consent of any A/R Facility Claimholder; provided, that the A/R Facility Lender shall be entitled to application of funds in accordance with Article 8 hereof. The LS Facility Claimholders shall have the right to enforce the provisions of the LS Facility Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion and subject to the terms hereof. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise Dispose of Collateral, to incur expenses in connection with such Disposition and to exercise all the rights and remedies of a secured creditor under the laws of any applicable jurisdiction, including the right to Exercise any Secured Creditor Remedies. The LS Facility Claimholders shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the LS Facility Creditors, if any, in each case in accordance with the terms of this Agreement. The LS Facility Claimholders shall be entitled to file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Obligors arising under either any bankruptcy, insolvency or similar law or applicable non-bankruptcy law, in each case in accordance with the terms of this Agreement. In addition, notwithstanding anything in this Agreement to the contrary, until the Discharge of the LS Facility Obligations, the LS Facility Claimholders shall have the exclusive right to enforce rights as a secured creditor or Exercise any Secured Creditor Remedies with respect to any Collateral consisting of Equity Interests of any of the Obligors.

Section 3.4     Collateral or Proceeds Received from the Exercise of Secured Creditor Remedies. Each LS Facility Claimholder and each A/R Facility Claimholder agrees that until the Discharge of the LS Facility Obligations has occurred or Discharge of the A/R Facility Obligations has occurred, any Collateral or Proceeds thereof received by the LS Facility Claimholders and the A/R Facility Claimholders will be subject to Article 8 (Payments Held In Trust; Turnover; Application of Proceeds) below.

Section 3.5     No Hindrance.

(a)            Until the Discharge of the LS Facility Obligations, each A/R Facility Claimholder hereby:

(i)	agrees that the A/R Facility Lender and the other A/R Facility Claimholders will not take any action that would restrain, hinder, limit, delay or otherwise interfere with the Exercise of Secured Creditor Remedies or any exercise of remedies pursuant to the LS Facility Documents by the LS Facility Creditors or any other LS Facility Claimholder, or any action that is otherwise prohibited hereunder;

(ii)	waives any and all rights the A/R Facility Lender or any other A/R Facility Claimholder may have as a junior Lien creditor or otherwise to object to the manner in which the LS Facility Creditors or any of the other LS Facility Claimholders seek to enforce or collect the LS Facility Obligations or the Liens securing the LS Facility Obligations granted in any of the Collateral undertaken in good faith in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of the LS Facility Creditors or any other LS Facility Claimholder is adverse to the interest of the A/R Facility Lender or any other A/R Facility Claimholder and

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(iii)	acknowledges and agrees that no covenant, agreement or restriction contained in the A/R Facility Documents (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the LS Facility Creditors or the other LS Facility Claimholders, with respect to the Collateral as set forth in this Agreement and the LS Facility Documents; provided, however, that the foregoing part of this Section 3.5 shall not be construed to prohibit any action that, on or after the Discharge of the LS Facility Obligations, is expressly authorized by any other provision of this Agreement.

(b)            Until the Discharge of the A/R Facility Obligations, and subject to Section 7.5 hereof, each LS Facility Claimholder hereby:

(i)	agrees that the LS Facility Agent and the other LS Facility Claimholders will not take any action that would restrain, hinder, limit, delay or otherwise interfere with the Exercise of Secured Creditor Remedies or any exercise of remedies with respect to the A/R Facility Receivables Collateral pursuant to the A/R Facility Documents by the A/R Facility Lender or any other A/R Facility Claimholder, or take any action that is otherwise prohibited hereunder;

(ii)	waives any and all rights the LS Facility Agent or any other LS Facility Claimholder may have as a junior Lien creditor to object to the manner in which the A/R Facility Lender or any of the other A/R Facility Claimholders seek to enforce or collect the A/R Facility Obligations or the Liens on A/R Facility Receivables Collateral securing the A/R Facility Obligations undertaken in good faith in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of the A/R Facility Lender or any other A/R Facility Claimholder is adverse to the interest of the LS Facility Agent or any other LS Facility Claimholder; and

(iii)	acknowledges and agrees that no covenant, agreement or restriction contained in the LS Facility Documents (other than this Agreement or as set forth in this Agreement) shall be deemed to restrict in any way the rights and remedies of the A/R Facility Lender or the other A/R Facility Claimholders, with respect to the Collateral as set forth in this Agreement and the A/R Facility Documents; provided, however, that the foregoing part of this Section 3.5 shall not be construed to prohibit any action that, on or after the Discharge of the A/R Facility Obligations, is expressly authorized by any other provision of this Agreement.

Section 3.6     Judgment Liens. In the event that, prior to the Discharge of the LS Facility Obligations, any A/R Facility Claimholder becomes a judgment Lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor to the extent permitted herein, with respect to the A/R Facility Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the LS Facility Obligations) as the other Liens securing the A/R Facility Obligations are subject to this Agreement. In the event that, prior to the Discharge of the A/R Facility Obligations, any LS Facility Claimholder becomes a judgment Lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor to the extent permitted herein, with respect to the LS Facility Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the A/R Facility Obligations) as the other Liens securing the LS Facility Obligations are subject to this Agreement.

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Article 4
Insolvency Proceedings

Section 4.1     Enforceability and Continuing Priority. This Agreement shall be applicable both before and after the commencement of any Insolvency Proceeding and all converted or succeeding cases in respect thereof. The relative rights of the LS Facility Claimholders and the A/R Facility Claimholders in or to any Distributions shall continue after the commencement of any Insolvency Proceeding. Accordingly, the provisions of this Agreement are intended to be and shall be enforceable as a subordination agreement within the meaning of Section 510 of the Bankruptcy Code.

Section 4.2     Financing.

(a)            Until the Discharge of the LS Facility Obligations occurs, if any Obligor shall be subject to any Insolvency Proceeding and the LS Facility Creditors consent to the use of cash collateral (as such term is defined in Section 363(a) of the Bankruptcy Code; herein, "Cash Collateral") related to the proceeds, products, or profits of the Collateral (except the A/R Facility Receivables Collateral), each A/R Facility Claimholder hereby agrees that it will (a) consent, and will be deemed to have consented, to the use of such Cash Collateral, (b) raise no objection to, nor support any other Person objecting to, the use of such Cash Collateral, (c) not request or accept adequate protection or any other relief in connection with the use of such Cash Collateral, except as set forth in Section 4.5 (Adequate Protection) below; (d) be deemed to have subordinated hereunder the Liens securing A/R Facility Obligations to (i)  any adequate protection provided to the LS Facility Claimholders and (ii) any "carve-out" agreed to by the LS Facility Creditors or the other LS Facility Claimholders and (e) agree, and will be deemed to have agreed, that notice received one calendar day prior to the entry of an order approving such usage of the Cash Collateral shall be adequate notice.

(b)            Until the Discharge of the A/R Facility Obligations occurs, if any Obligor shall be subject to any Insolvency Proceeding and the A/R Facility Lender consents to the use of Cash Collateral related to the proceeds, products, or profits of the A/R Facility Receivables Collateral, each LS Facility Claimholder agrees that it will (a) consent, and will be deemed to have consented, to the use of such Cash Collateral, (b) raise no objection to, nor support any other Person objecting to, the use of such Cash Collateral, (c) not request or accept adequate protection or any other relief in connection with the use of such Cash Collateral, except as set forth in Section 4.5 (Adequate Protection) below; (d) be deemed to have subordinated hereunder the Liens on the A/R Facility Receivables Collateral securing LS Facility Obligations to (i)  any adequate protection provided to the A/R Facility Claimholders and (ii) any "carve-out" agreed to by the A/R Facility Lender or the other A/R Facility Claimholders and (e) agree, and will be deemed to have agreed, that notice received one calendar day prior to the entry of an order approving such usage of the Cash Collateral shall be adequate notice.

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(c)            Until the Discharge of the LS Facility Obligations occurs, if any Obligor shall be subject to any Insolvency Proceeding and the LS Facility Creditors consent to any financing provided by any one or more LS Facility Claimholders or any other Person under Section 364 of the Bankruptcy Code or any similar Insolvency Law that is secured by a Lien against the Collateral (such financing, a "DIP Financing"), each A/R Facility Claimholder agrees that it will (a) consent, and will be deemed to have consented, to such DIP Financing; (b) raise no objection to, nor support any other Person objecting to, such DIP Financing; (c) not request or accept adequate protection or any other relief in connection with such DIP Financing, except as set forth in Section 4.5 (Adequate Protection) below; (d) be deemed to have subordinated hereunder the Liens securing the A/R Facility Obligations on Collateral other than the A/R Facility Receivables Collateral to (i) such DIP Financing, (ii) any adequate protection provided to the LS Facility Claimholders and (iii) any "carve-out" agreed to by the LS Facility Creditors or the other LS Facility Claimholders, in the case of each of clauses (i), (ii) and (iii) above so long as the A/R Facility Claimholders retain their Lien on the A/R Facility Receivables to secure the A/R Facility Obligations with the same priority as existed prior to the occurrence of the Insolvency Proceeding, and (e) agree, and will be deemed to have agreed, that notice received one calendar day prior to the entry of an order approving such DIP Financing shall be adequate notice.

Section 4.3     Sales. Until the Discharge of the LS Facility Obligations has occurred, each A/R Facility Claimholder agrees that it will consent to the Disposition of, and will not object to or oppose a motion or plan to Dispose of, any Collateral (other than A/R Facility Receivables Collateral) free and clear of the Liens or other claims in favor of the A/R Facility Lender or any other A/R Facility Claimholder under Section 363 or 1129 of the Bankruptcy Code, if the requisite LS Facility Claimholders or LS Facility Creditors, on behalf of the requisite LS Facility Claimholders, have consented to such Disposition; provided that all Proceeds of such Disposition are applied in accordance with Section 8.4 hereof. Subject to Section 7.5, until the Discharge of the A/R Facility Obligations has occurred, each LS Facility Creditor agrees that it will consent to the Disposition of, and will not object to or oppose a motion or plan to Dispose of, any A/R Facility Receivables Collateral free and clear of the Liens or other claims in favor of the LS Facility Creditors or any other LS Facility Claimholder under Section 363 or 1129 of the Bankruptcy Code, if the A/R Facility Lender on behalf of the requisite A/R Facility Claimholders has consented to such Disposition; provided that all Proceeds of such Disposition are applied in accordance with Section 8.4 hereof.

Section 4.4     Relief from Automatic Stay.

(a)            Until the Discharge of the LS Facility Obligations occurs, each A/R Facility Claimholder agrees that it shall not (i) seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency Proceeding or take any action in derogation thereof, in each case, in respect of the Collateral (other than the A/R Facility Receivables Collateral subject to Section 7.5 hereof), without the prior written consent of the LS Facility Creditors on behalf of the requisite LS Facility Claimholders, or (ii) oppose or take any other action in derogation of any request by the LS Facility Creditors or any other LS Facility Claimholder for relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of the Collateral.

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(b)            Until the Discharge of the A/R Facility Obligations occurs, each LS Facility Claimholder agrees that it shall not (i) seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency Proceeding or take any action in derogation thereof, in each case, in respect of the A/R Facility Receivables Collateral, without the prior written consent of the A/R Facility Lender on behalf of the requisite A/R Facility Claimholders, or (ii) oppose or take any other action in derogation of any request by the A/R Facility Lender or any other A/R Facility Claimholder for relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of the Collateral.

Section 4.5     Adequate Protection; Post-Petition Accrual.

(a)            Granting of Adequate Protection. In any Insolvency Proceeding involving an Obligor, each A/R Facility Claimholder and LS Facility Claimholder agree as follows:

(i)	no A/R Facility Claimholder shall contest or object (or support any other Person contesting or objecting) to any request by the LS Facility Creditors or any of the other LS Facility Claimholders for adequate protection (whether in the form of Distributions, Liens, priority administrative expense claims or otherwise) or any adequate protection provided to the LS Facility Creditors or any of the other LS Facility Claimholders;

(ii)	no LS Facility Claimholder shall contest or object (or support any other Person contesting or objecting) to any request by the A/R Facility Lender or any of the other A/R Facility Claimholders for adequate protection (whether in the form of Distributions, Liens, priority administrative expense claims or otherwise) or any adequate protection provided to the A/R Facility Lender or any of the other A/R Facility Claimholders;

(iii)	no A/R Facility Claimholder shall contest or object to (or support any other Person contesting or objecting) any objection by the LS Facility Creditors or any of the other LS Facility Claimholders to any motion, relief, action or proceeding based on a claim of lack of adequate protection (whether in the form of payments, Liens, a priority administrative expense claim or otherwise);

(iv)	no LS Facility Claimholder shall contest or object (or support any other Person contesting or objecting) to any objection (except to the extent such objection is in contravention of Section 4.2(c) hereof), by the A/R Facility Lender or any of the other A/R Facility Claimholders to any motion, relief, action or proceeding based on a claim of lack of adequate protection (whether in the form of payments, Liens, a priority administrative expense claim or otherwise); and

(v)	none of the A/R Facility Lender, any other A/R Facility Claimholder, the LS Facility Creditors, or any other LS Facility Claimholders shall object to the payment of interest, fees, expenses or other amounts to the A/R Facility Lender, any other A/R Facility Claimholder, the LS Facility Creditors, or any other LS Facility Claimholders under Section 506(b) of the Bankruptcy Code or otherwise.

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(b)            Allowance of Post-Petition Accrual. Neither the A/R Facility Lender nor any other A/R Facility Claimholder shall object to, oppose or challenge any claim by any LS Facility Claimholder for allowance in any Insolvency Proceeding of LS Facility Obligations consisting of post-petition interest, premiums, fees or expenses. Neither the LS Facility Creditors nor any other LS Facility Claimholder shall object to, oppose or challenge any claim by any A/R Facility Claimholder for allowance in any Insolvency Proceeding of A/R Facility Obligations consisting of post-petition interest, premiums, fees or expenses.

Section 4.6     Section 1111(b) of the Bankruptcy Code. None of the A/R Facility Claimholders shall object to, oppose, support any objection or take any other action to impede the right of any LS Facility Claimholder to make an election under Section 1111(b)(2) of the Bankruptcy Code. Each A/R Facility Claimholder waives any claim it may hereafter have against any LS Facility Claimholder arising out of the election by any LS Facility Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code. Until the Discharge of the LS Facility Obligations has occurred, each A/R Facility Claimholder waives any right it may have to make an election under Section 1111(b)(2) of the Bankruptcy Code.

Section 4.7     No Waiver. Nothing contained herein shall prohibit or in any way limit any LS Facility Claimholder from objecting in any Insolvency Proceeding involving an Obligor to any action taken by the A/R Facility Lender or any of the other A/R Facility Claimholders which is inconsistent with the terms of this Agreement, including, if it is inconsistent with the terms of this Agreement, the seeking by any A/R Facility Claimholder of adequate protection or the assertion by any A/R Facility Claimholder of any of its rights and remedies under the A/R Facility Documents. Nothing contained herein shall prohibit or in any way limit any A/R Facility Claimholder from objecting in any Insolvency Proceeding involving an Obligor to any action taken by the LS Facility Agent or any of the other LS Facility Claimholders which is inconsistent with the terms of this Agreement, including, if it is inconsistent with the terms of this Agreement, the seeking by any LS Facility Claimholder of adequate protection or the assertion by any LS Facility Claimholder of any of its rights and remedies under the LS Facility Documents.

Section 4.8     Avoidance Issues. If any LS Facility Claimholder is required in any Insolvency Proceeding or otherwise to turn over, disgorge or otherwise pay to the estate of any Obligor any amount paid in respect of the LS Facility Obligations (a "LS Recovery"), then such LS Facility Claimholder shall be entitled to a reinstatement of LS Facility Obligations with respect to all such recovered amounts, and all rights, interests, priorities and privileges recognized in this Agreement shall apply with respect to any such LS Recovery. If this Agreement shall have been terminated prior to such LS Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the Parties from such date of reinstatement. If any A/R Facility Claimholder is required in any Insolvency Proceeding or otherwise to turn over, disgorge or otherwise pay to the estate of any Obligor any amount paid in respect of the A/R Facility Obligations (an "A/R Facility Recovery"), then such A/R Facility Claimholder shall be entitled to a reinstatement of A/R Facility Obligations with respect to all such recovered amounts, and all rights, interests, priorities and privileges recognized in this Agreement shall apply with respect to any such A/R Facility Recovery. If this Agreement shall have been terminated prior to such A/R Facility Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the Parties from such date of reinstatement.

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Section 4.9     Prohibition of Payments of A/R Facility Obligations on Acceleration or in Insolvency Proceeding.

(a)            Upon (i) the acceleration of the A/R Facility Obligations, or any portion thereof, which has not been rescinded or revoked, or (ii) any payment or distribution of assets of any Obligor, of any kind or character, whether in cash, property or securities, following the commencement of an Insolvency Proceeding or an Exercise of Remedies by any A/R Facility Claimholder or LS Facility Claimholder, neither the A/R Facility Lender nor any other A/R Facility Claimholder shall be entitled to any Distribution (other than any payment pursuant to Section 4.5 hereof or any A/R Facility Permitted Payment pursuant to Article 8 hereof) on account of any of the A/R Facility Obligations prior to the Discharge of the LS Facility Obligations, and following the commencement of an Insolvency Proceeding or an Exercise of Remedies by any LS Claimholder or A/R Facility Claimholder, any Distribution (other than any payment pursuant to Section 4.5 hereof or any A/R Facility Permitted Payment pursuant to Article 8 hereof) in respect of the A/R Facility Obligations to which a A/R Facility Claimholder would be entitled, except for the provisions hereof, shall be paid by any Obligor or any other Person making such Distribution, or by a A/R Facility Claimholder if received by it, directly to the LS Facility Creditors, to the extent necessary to result in the Discharge of the LS Facility Obligations, before any Distribution on account of any A/R Facility Obligation is made to the A/R Facility Lender or any other A/R Facility Claimholder. For the avoidance of doubt, each A/R Facility Claimholder may receive and retain any A/R Facility Permitted Payment made pursuant to Article 8 hereof in payment of any A/R Facility Obligations.

(b)            Except as otherwise expressly provided elsewhere in this Agreement, in any Insolvency Proceeding by or against any Obligor:

(i)	the LS Facility Creditors may, and are hereby irrevocably authorized and empowered (in their own name or in the name of the A/R Facility Claimholders or otherwise), but shall have no obligation to (A) demand, sue for, collect and receive every payment or distribution referred to in this Article 4 and give acquittance therefor and (B) file claims and proofs of claim in respect of the A/R Facility Obligations; provided that the LS Facility Creditors may only file claims and proofs of claims in respect of the A/R Facility Obligations if (1) the A/R Facility Claimholders have failed to file such claims and proofs of claim and (2) there shall remain not more than 10 days before such action is barred, prohibited or otherwise cannot be taken and

(ii)	the A/R Facility Lender and each other A/R Facility Claimholder will duly and promptly take such action, at the expense of DDH, as the LS Facility Creditors may request (A) to collect the A/R Facility Obligations for the account of the LS Facility Claimholders and to file appropriate claims or proofs of claim with respect thereto; (B) to execute and deliver to the LS Facility Creditors such powers of attorney, assignments or other instruments as the LS Facility Creditors may request in order to enable it to enforce any and all claims with respect to, and any security interests and other Liens securing payment of, the A/R Facility Obligations and (C) to collect and receive for the account of the LS Facility Claimholders any and all Distributions which may be payable or deliverable upon or with respect to the A/R Facility Obligations, until there has been a Discharge of the LS Facility Obligations.

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Article 5
Waivers by Claimholders

Section 5.1     LS Facility Obligations; A/R Facility Obligations.

(a)            The A/R Facility Lender and each other A/R Facility Claimholder consent to the terms and conditions of the LS Facility Documents and waive any breach arising in connection with the entry into the LS Facility Documents and release each of the LS Facility Creditors and LS Facility Claimholders from any and all claims arising in connection with the entry into the LS Facility Documents and any actions or inaction of the LS Facility Creditors or the LS Facility Claimholders thereunder.

(b)            Each LS Facility Creditor and LS Facility Claimholder acknowledges the terms and conditions of the A/R Facility Documents and waives any breach arising in connection with the entry into, or existence of, the A/R Facility Documents and releases each of the A/R Facility Lender and any other A/R Facility Claimholders from any and all claims arising in connection with the entry into, or the existence of, the A/R Facility Documents and any actions or inaction of the A/R Facility Lender or the A/R Facility Claimholders thereunder.

(c)            All LS Facility Obligations at any time incurred by any Obligor shall be deemed to have been incurred, and all LS Facility Obligations held by any LS Facility Claimholder shall be deemed to have been extended, acquired or obtained, as applicable, in reliance upon this Agreement, and each A/R Facility Claimholder hereby waives (i) notice of acceptance, or proof of reliance, by any of the LS Facility Claimholders of this Agreement and (ii) notice of the existence, renewal, extension, accrual, creation or non-payment of all or any part of the LS Facility Obligations. All A/R Facility Obligations at any time incurred by any Obligor shall be deemed to have been incurred, and all A/R Facility Obligations held by any A/R Facility Claimholder shall be deemed to have been extended, acquired or obtained, as applicable, in reliance upon this Agreement, and each LS Facility Claimholder hereby waives (i) notice of acceptance, or proof of reliance, by any of the A/R Facility Claimholders of this Agreement and (ii) notice of the existence, renewal, extension, accrual, creation or non-payment of all or any part of the A/R Facility Obligations. Nothing contained in this Agreement shall preclude any of the LS Facility Claimholders or the A/R Facility Claimholders from discontinuing the extension of credit to any Obligor (whether under the LS Facility Documents, the A/R Facility Documents or otherwise) or from taking (without notice to any A/R Facility Claimholder, LS Facility Claimholder, any Obligor or any other Person) any other action in respect of the LS Facility Obligations, the A/R Facility Obligations or the Collateral which is not prohibited hereunder or in contravention of the terms hereof and which the LS Facility Claimholders or A/R Facility Claimholders, respectively, would otherwise be entitled to take with respect to such Obligations or the Collateral.

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(d)            None of the LS Facility Claimholders, the A/R Facility Claimholders, or any of their respective affiliates, directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or any Proceeds or for any delay in doing so or shall be under any obligation to sell or otherwise Dispose of any Collateral or Proceeds thereof or to take any other action whatsoever with regard to the Collateral or any part or Proceeds thereof. If any LS Facility Claimholder or A/R facility Claimholder honors (or fails to honor) a request by a Obligor for an extension of credit pursuant to any of the applicable Facility Documents, whether any such Claimholder has knowledge that the honoring of (or failure to honor) any such request would constitute a default under the terms of the its respective Facility Documents or an act, condition or event that, with the giving of notice or the passage of time, or both, would constitute such a default, or if such Claimholder otherwise should exercise any of its contractual rights or remedies under its respective Facility Documents (subject to the express terms and conditions hereof), no LS Facility Claimholder shall have any liability whatsoever to any A/R Facility Claimholder and no A/R Facility Claimholder shall have any liability whatsoever to any LS Facility Claimholder, as a result of such action, omission or exercise. Each Claimholder will be entitled to manage and supervise its loans and extensions of credit under the applicable Facility Documents as such Claimholder may, in its sole discretion, deem appropriate, and each Claimholder may manage such loans and extensions of credit without regard to any rights or interests that any other Claimholder may have in the Collateral or otherwise except as otherwise expressly set forth in this Agreement. Each Claimholder agrees that no other Claimholder shall incur any liability as a result of a sale, lease, license, application or other Disposition of all or any portion of the Collateral or any part or Proceeds thereof, except to the extent that such Disposition is in direct violation of the provisions of this Agreement. Any Claimholder may, from time to time, enter into agreements and settlements with Obligors as it may determine in its sole discretion without impairing any of the subordinations, priorities, rights or obligations of the parties under this Agreement, including substituting Collateral, releasing any Lien and releasing any Obligor. Each Claimholder waives any and all rights it may have to require any other Claimholder to marshal assets, to exercise rights or remedies in a particular manner or to forbear from exercising such rights and remedies in any particular manner or order.

Section 5.2     Notice of Acceptance and Other Waivers. To the fullest extent permitted by applicable law, each Claimholder hereby waives (a) notice of acceptance hereof; (b) notice of any loans or other financial accommodations made or extended under any of the LS Facility Documents or A/R Facility Documents, or the creation or existence of any LS Facility Obligations or A/R Facility Obligations; (c) notice of the amount of the A/R Facility Obligations and the LS Facility Obligations; (d) notice of any adverse change in the financial condition of any Obligor or of any other fact that might increase the A/R Facility Lender's, the LS Facility Agent’s or any other Claimholder's risk hereunder; (e) notice of presentment for payment, demand, protest and notice thereof as to any instrument among the LS Facility Documents or the A/R Facility Documents; (f) notice of any Default or Event of Default under the A/R Facility Documents or the LS Facility Documents or otherwise relating to the Obligations created thereunder (other than any notice that may be required by the express terms of this Agreement) and (g) all other notices (except if such notice is specifically required to be given to the A/R Facility Lender or the LS Facility Agent under this Agreement) and demands to which the A/R Facility Lender, the LS Facility Agent or any other Claimholder might otherwise be entitled.

Section 5.3     Lawsuits; Defenses; Setoff. To the fullest extent permitted by applicable law, each Claimholder, (a) waives the right by statute or otherwise to require any other Claimholder to institute suit against any Obligor or to exhaust any rights and remedies which any such Claimholder has or may have against any Obligor; (b) waives any defense arising by reason of any disability or other defense (other than the defense that the Discharge of the LS Facility Obligations or Discharge of the A/R Facility Obligations has occurred (subject to the provisions of Section 4.8 (Avoidance Issues) above)) of any Obligor or by reason of the cessation from any cause whatsoever of the liability of such Obligor in respect thereof; (c) waives any right to assert against any other Claimholder any defense (legal or equitable), set-off, counterclaim or claim which the A/R Facility Lender, the LS Facility Agent or any Claimholder may now or at any time hereafter have against any Obligor or any other party liable to LS Facility Creditors, any other LS Facility Claimholder, the A/R Facility Lender or any other A/R Facility Claimholder; (d) waives any defense, set-off, counterclaim or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity or enforceability of any LS Facility Obligations, any A/R Facility Obligations or any security for either and (e) waives any defense arising by reason of any claim or defense based upon an election of remedies by any Claimholder.

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Section 5.4     Subrogation. Solely after the Discharge of the LS Facility Obligations shall have occurred, the A/R Facility Lender and the other A/R Facility Claimholders shall be subrogated to the rights of the LS Facility Claimholders to the extent that Distributions otherwise payable to the A/R Facility Claimholders have been applied to the payment of the LS Facility Obligations in accordance with the provisions of this Agreement. Solely after the Discharge of the A/R Facility Obligations shall have occurred, the LS Facility Agent and the other LS Facility Claimholders shall be subrogated to the rights of the A/R Facility Claimholders to the extent that Distributions otherwise payable to the LS Facility Claimholders have been applied to the payment of the A/R Facility Obligations in accordance with the provisions of this Agreement. No Claimholder has, and no Claimholder shall have, any obligation or duty to protect any other Claimholder's rights of subrogation arising pursuant to this Agreement or under any applicable law, and no Claimholder is, and no Claimholder shall be, liable for any loss to, or impairment of, any subrogation rights held by any other Claimholder.

Article 6
Amendments; Refinancing

Section 6.1     Amendments. Each A/R Facility Claimholder agrees that, none of the A/R Facility Documents or any other document, instrument or agreement evidencing all or any part of the A/R Facility Obligations shall be amended, restated, supplemented, Refinanced or otherwise modified in any material respect (including, in particular and without limitation, the advance rate thereunder, the interest rate payable thereunder, the total facility amount or the committed portion thereof), and no new document, instrument or agreement may be entered into, in each case without the prior written consent of the LS Facility Agent.

Section 6.2     When Discharge of the LS Facility Obligations Deemed to Not Have Occurred. If any Obligor enters into any Refinancing of any LS Facility Obligations permitted under this Agreement, then (i) a Discharge of the LS Facility Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement, (ii) the obligations under such Refinancing of such LS Facility Obligations shall automatically be treated as LS Facility Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, (iii) the agent under the loan documents in respect of such Refinancing of such LS Facility Obligations shall be the LS Facility Creditors for all purposes of this Agreement and (iv) such new LS Facility Creditors shall agree in writing to be bound by the terms of this Agreement; provided, however, that the failure of such new LS Facility Creditors to agree in writing to be bound by this Agreement shall not constitute a material breach of this Agreement or impact the subordination effected hereby, and the terms of this Agreement shall continue to be binding upon each A/R Facility Claimholder.

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Article 7
Purchase Option

Section 7.1     Option to Purchase A/R Facility Obligations. Without prejudice to the enforcement of remedies by the A/R Facility Claimholders to the extent permitted under this Agreement, any LS Claimholder (an "Eligible Purchaser") shall have the right to purchase by way of assignment and assumption (and shall thereby also assume all then existing lending commitments of the A/R Facility Claimholders under the A/R Facility Documents with respect to the A/R Facility Obligations), at any time during the exercise period described in Section 7.4 (Exercise Period) below, all, but not less than all, of the A/R Facility Priority Obligations, including all principal of and accrued and unpaid interest and fees (excluding any prepayment or acceleration penalties and premiums) in respect of all A/R Facility Priority Obligations outstanding at the time of purchase. Any purchase pursuant to this Article 7 shall be made on the terms set forth in Section 7.2 (Purchase Terms) below. For purposes hereof, “A/R Facility Priority Obligations” shall mean, as of any date of determination, with respect to the principal amount of A/R Facility Obligations (including all Letter of Credit Obligations in respect of Letters of Credit), an amount equal to the sum of (without duplication): (a) 110% of the Commitments (as defined in the A/R Facility Agreement) in effect on the date hereof less any permanent reductions of the Commitments (as defined in the A/R Facility Agreement) after the date hereof and prior to such date of calculation (excluding, to the extent not accompanied by a cash repayment of the principal amount of the A/R Facility Obligations, any permanent Commitment (as defined in the A/R Facility Agreement) reductions occurring (x) upon the commencement of an Insolvency Proceeding, (y) upon the occurrence of an Event of Default under the A/R Facility Documents and termination of the Commitments (as defined in the A/R Facility Agreement) as a result thereof, or (z) upon the final maturity of the A/R Facility Documents), plus (b) any obligations owing to A/R Facility Lender on account of Hedge Obligations (as defined in the A/R Facility Agreement) in an amount not to exceed $500,000, plus (c) any obligations owing to A/R Facility Lender on account of any cash management or treasury services agreements.

Section 7.2     Purchase Terms.

(a)            Purchase Price. For a purchase price (the "Purchase Price") equal to the sum of (i) in the case of all loans, advances or other similar extensions of credit that constitute A/R Facility Priority Obligations, 100.00% of the principal amount thereof (or with respect to outstanding Letters of Credit, Hedge Obligations and/or cash management or treasury services, cash collateral in an amount thereof which cash collateral shall be promptly returned to the Eligible Purchasers as such Letters of Credit are terminated, cancelled or returned to A/R Facility Lender or as such Hedge Obligations and cash management or treasury services are terminated, as applicable) and all accrued and unpaid interest (including default interest) thereon through the date of purchase (excluding any acceleration prepayment penalties or premiums) plus (ii) all other accrued and unpaid fees, expenses, indemnities (to the extent a claim has been made with respect thereto in writing by the applicable A/R Facility Claimholder) and other amounts owed to the A/R Facility Lender pursuant to the A/R Facility Documents through the date of purchase. To the extent that within thirty (30) days of payment of the Purchase Price by the applicable LS Facility Claimholders, the A/R Facility Obligations and LS Obligations are Paid in Full, the LS Claimholder shall pay any applicable prepayment penalty or premium that would have been owed to the selling A/R Facility Claimholders with respect to the A/R Facility Obligations sold to the LS Claimholders pursuant to this Article 7.

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(b)            Payment, Etc. The Purchase Price described in Section 7.2(a) (Purchase Price) above shall be payable in cash (or cash collateral as applicable) on the date of purchase against transfer to the respective Eligible Purchaser or Eligible Purchasers (without recourse and without any representation or warranty whatsoever, except the representations and warranties: (i) that the transferor owns free and clear of all Liens and encumbrances and has the right to convey of the A/R Facility Obligations being sold and assigned by it and the assignment has been duly authorized and delivered, and (ii) with respect to the principal amount of the A/R Facility Obligations being purchased).

(c)            Documentation. Such purchase shall be made pursuant to customary assignment and assumption documentation in form and substance reasonably satisfactory to each of the parties thereto.

Section 7.3     Notice of Exercise.

(a)            The right to exercise the purchase option described in this Article 7 shall be exercisable and legally enforceable upon an Eligible Purchaser or Eligible Purchasers delivering written notice (a "Purchase Notice") to the A/R Facility Lender during the Exercise Period (as defined in Section 7.4 below).

(b)            The delivery of a Purchase Notice shall constitute an irrevocable and binding commitment of the applicable Eligible Purchaser, to and for the benefit of the A/R Facility Claimholders, to (i) purchase the A/R Facility Obligations and (ii) assume all of the obligations of the A/R Facility Claimholders under the A/R Facility Documents or otherwise relating to the A/R Facility Obligations and (iii) pay the Purchase Price, in each case on the date specified in the Purchase Notice.

Section 7.4     Exercise Period. The right to purchase the A/R Facility Obligations as described in this Article 7 may be exercised during the Exercise Period by delivery of a Purchase Notice. For purposes hereof, the “Exercise Period” shall mean each of the periods that (a) begins on the date occurring (i) fourteen (14) days after the occurrence of an Event of Default under Section 10.01(a) of the A/R Facility Agreement or under Section 10.1 of the LS Facility Agreement (if such Event of Default remains continuing at the end of such 14-day period), (ii) three Business Days after the first to occur of (A) the date of the acceleration by the A/R Facility Lender of the final maturity of the loans under the A/R Facility Agreement or the date of acceleration by the LS Facility Agent of the final maturity of the loans under the LS Facility Agreement, or (iii) five (5) Business Days after A/R Facility Lender ceases making loans and advances under the A/R Facility Agreement or terminates the commitments thereunder, or (iv) the occurrence of an Insolvency Proceeding with respect to any Obligor and (b) ends on the 60th day after the start of the applicable period described in the foregoing clause (a)(i), (a)(ii), (a)(iii) or (a)(iv) (such period, the “Exercise Period”).

Section 7.5     Standstill During Exercise Period . The A/R Facility Claimholders shall not Exercise any Secured Creditor Remedies pursuant to Sections 3.1(a)(iii), 3.5 or 4.3 or take any actions contemplated pursuant to Section 4.2 prior to the end of the Exercise Period or after the delivery of a Purchase Notice pursuant to Section 7.3.

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Article 8
Payments Held In Trust; Turnover; Application of Proceeds

Section 8.1     Payments Held in Trust; Turnover. In the event that any A/R Facility Claimholder receives any Distribution (other than an A/R Facility Permitted Payment) prohibited at such time by this Agreement, such Distribution shall be held in trust for the benefit of and shall be paid over to or delivered to, as applicable, the LS Facility Creditors for the benefit of the LS Facility Claimholders no later than two Business Days after receipt. In the event that any LS Facility Claimholder receives any Distribution prohibited at such time by this Agreement, including any payment made from A/R Facility Receivables Collateral, such Distribution shall be held in trust for the benefit of and shall be paid over to or delivered to, as applicable, the A/R Facility Lender for the benefit of the A/R Facility Claimholders no later than two Business Days after receipt.

Section 8.2     Turnover.

(a)            Whether or not any Insolvency Proceeding has been commenced by or against any Obligor, any Collateral or Proceeds thereof (including assets or Proceeds subject to Liens referred to in Section 2.4 (New Liens) above), in each case, other than any A/R Facility Permitted Payment applied pursuant to Section 8.4 (Application of Proceeds) hereof, received by the A/R Facility Lender or any other A/R Facility Claimholder in violation hereof shall be segregated and held in trust and forthwith paid over to the LS Facility Agent for application pursuant to Section 8.4 (Application of Proceeds) for the benefit of the LS Facility Claimholders and A/R Facility Claimholders no later than two Business Days after receipt in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The LS Facility Agent is hereby authorized to make any such endorsements as agent for any A/R Facility Claimholder. The authorization in this Section 8.2(b) is coupled with an interest and is irrevocable until the Discharge of the LS Facility Obligations.

(b)            Whether or not any Insolvency Proceeding has been commenced by or against any Obligor, any Collateral or Proceeds thereof (including assets or Proceeds subject to Liens referred to in Section 2.4 (New Liens) above), in each case, any payment made from A/R Facility Receivables Collateral received by the LS Facility Agent or any other LS Facility Claimholder in violation hereof shall be segregated and held in trust and forthwith paid over to the A/R Facility Lender for application pursuant to Section 8.4 (Application of Proceeds) for the benefit of the A/R Facility Claimholders no later than two Business Days after receipt in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The A/R Facility Lender is hereby authorized to make any such endorsements as agent for any LS Facility Claimholder. The authorization in this Section 8.2(b) is coupled with an interest and is irrevocable until the Discharge of the A/R Facility Obligations.

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Section 8.3     Account Control Agreements; Identification of Proceeds.

(a)            Any deposit account control agreement or securities account control agreement entered into by the A/R Facility Lender in respect of any deposit account or securities account constituting part of the Collateral (including without limitation any A/R Lender Account Control Agreement) shall be satisfactory in form and substance to the LS Facility Agent and shall (except with respect to the Term Loan Priority Accounts) provide exclusive control thereof to the A/R Facility Lender (or, following Discharge of the A/R Facility Obligations, the LS Facility Agent) upon a notice of exclusive control delivered following the occurrence of an Event of Default. Any deposit account control agreement or securities account control agreement entered into by the LS Facility Agent in respect of any deposit account or securities account constituting part of the Collateral shall be satisfactory in form and substance to the A/R Facility Lender and shall provide exclusive control thereof to the LS Facility Agent (or, following Discharge of the LS Facility Obligations, the A/R Facility Lender) upon a notice of exclusive control delivered following the occurrence of an Event of Default. EWB shall, contemporaneously with the opening of any deposit account or securities account with EWB for the account of any Obligor, enter into the A/R Lender Account Control Agreement in form and substance satisfactory to the LS Facility Agent and the A/R Facility Lender, or amend such agreement (if necessary) to cover any additional such deposit account or securities account at the time such account is opened. The LS Facility Agent or the A/R Facility Lender entering into any such account control agreement shall be treated as entering into such account control agreement on behalf of both LS Facility Claimholders and  A/R Facility Claimholders, with funds or other assets in any such deposit account or securities account to be applied in accordance with the terms of this Agreement.  Upon Discharge of the LS Facility Obligations the LS Facility Agent shall deliver any required notice, or take such other action as may reasonably be required, to transfer or assign its rights under any such account control agreement entered into by it to the A/R Facility Lender.  Upon Discharge of the A/R Facility Obligations the LS Facility Agent shall deliver any required notice, or take such other action as may reasonably be required, to transfer or assign its rights under any such account control agreement entered into by it to the LS Facility Agent.

(b)            Upon (i) delivery of a written notice to the LS Facility Agent from the A/R Facility Lender that an event of default has occurred under the A/R Facility Agreement and the maturity of the A/R Facility Loans has been accelerated in accordance with the terms of the A/R Facility Documents, (ii) the occurrence of Proceeds of Collateral being applied pursuant to Section 8.4 hereof, or (iii) delivery of a written notice to the A/R Facility Lender from the LS Facility Agent that an event of default has occurred under the LS Facility Agreement and the notice is being given pursuant to this Section 8.3(b), then in each case, the LS Facility Agent and the A/R Facility Lender shall (x) act in good faith, until Discharge of the A/R Facility Obligations or Discharge of the LS Facility Obligations, to identify and segregate Proceeds of the A/R Facility Receivables that constitute part of the A/R Facility Receivables Collateral and Proceeds of all other Collateral, and (y) all Proceeds of Collateral (other than A/R Facility Receivables Collateral) shall, at the direction of LS Facility Agent be deposited into the Term Loan Priority Account(s).

Section 8.4     Application of Proceeds.

(a)            Whether or not any Insolvency Proceeding has been commenced by or against any Obligor, any Collateral or Proceeds thereof received in connection with any Exercise of Secured Creditor Remedies and Proceeds of Collateral received pursuant to Section 2.2 (Disposition of Collateral; Release of Liens) or 2.6 (Insurance) above, including any distribution pursuant to any such Insolvency Proceeding, shall (at such time as such Collateral or Proceeds have been monetized) be applied:

(i)	first, to the extent constituting Proceeds of, or included in, A/R Facility Receivables Collateral, to the payment of costs and expenses of A/R Facility Lender in connection with any Exercise of Secured Creditor Remedies, and next to the payment of costs and expenses of LS Facility Agent in connection with any Exercise of Secured Creditor Remedies;

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(ii)	Second, to the extent constituting Proceeds of, or included in, Collateral (other than A/R Facility Receivables Collateral) to the payment of costs and expenses of LS Facility Agent in connection with any Exercise of Secured Creditor Remedies, and next to the payment of cost and expenses of A/R Facility Lender in connection with any Exercise of Secured Creditor Remedies;

(iii)	Third, solely to the extent constituting Proceeds of, or included in, A/R Facility Receivables Collateral, to the payment in full in cash of the A/R Facility Obligations in accordance with the A/R Facility Documents until the Discharge of the A/R Facility Obligations;

(iv)	Fourth, to the payment in full in cash of the LS Facility Obligations in accordance with the terms of the LS Facility Documents until the Discharge of the LS Facility Obligations;

(v)	Fifth, to the payment in full in cash of the A/R Facility Obligations in accordance with the A/R Facility Documents until the Discharge of the A/R Facility Obligations and

(vi)	fourth, to DDH or such other Person entitled thereto under applicable law.

(b)            If any Exercise of Secured Creditor Remedies with respect to the Collateral produces non-cash Proceeds, or if non-cash Proceeds are received pursuant to Section 2.2 (Disposition of Collateral; Release of Liens) or 3.4 (Collateral or Proceeds Received from the Exercise of Secured Creditor Remedies) above, then the LS Facility Creditors shall have the right, but not the obligation, to hold such non-cash Proceeds as additional Collateral and, at such time as such non-cash Proceeds are monetized, shall be applied as set forth above.

Article 9
Other Provisions

Section 9.1     Representations and Warranties.

(a)            Representations and Warranties of A/R Facility Claimholders. Each A/R Facility Claimholder represents and warrants to each LS Facility Claimholder that:

(i)	each A/R Facility Claimholder has the requisite power and authority to enter into, execute, deliver and carry out the terms of this Agreement;

(ii)	this Agreement, when executed and delivered, will constitute the valid and legally-binding obligation of each A/R Facility Claimholder, enforceable against each A/R Facility Claimholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by equitable principles and

(iii)	no A/R Facility Claimholder has previously assigned any interest in the A/R Facility Documents or any of the A/R Facility Obligations.

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(b)            Representations and Warranties of LS Facility Claimholders. Each LS Facility Claimholder represents and warrants to each A/R Facility Claimholder that:

(i)	each LS Facility Claimholder has the requisite power and authority to enter into, execute, deliver and carry out the terms of this Agreement;

(ii)	this Agreement, when executed and delivered, will constitute the valid and legally binding obligation of each LS Facility Claimholder, enforceable against each LS Facility Claimholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by equitable principles and

(iii)	no LS Facility Claimholder has previously assigned any interest in the LS Facility Documents or any of the LS Facility Obligations.

Section 9.2     Amendments. No amendment or waiver of any provision of this Agreement nor any consent to any departure by any party hereto shall be effective unless it is in a written agreement executed by the LS Facility Creditors (for themselves and on behalf of other LS Facility Claimholders) and the A/R Facility Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 9.3     Instrument Legends.

(a)            Any promissory note or other instrument or agreement evidencing any of the A/R Facility Obligations shall, at the reasonable request of LS Facility Agent, at all times include the following language:

"Anything herein to the contrary notwithstanding, the Liens and security interests securing the obligations evidenced by this [promissory note]/[instrument]/[agreement], the exercise of any right or remedy with respect hereto and certain of the rights of the holder hereof are subject to the provisions of the Intercreditor Agreement, dated as of October [•], 2021 (as amended, restated, supplemented, substituted, replaced or otherwise modified from time to time, the "Intercreditor Agreement"), by and between Lafayette Square Loan Servicing, LLC (in its capacity as agent for the LS Facility Lenders and together with its successors and assigns, the "LS Facility Agent"), for and on behalf of the LS Facility Creditors and each other LS Facility Claimholder (each as defined in the Intercreditor Agreement) from time to time, and East West Bank (“EWB”), acting on behalf of each A/R Facility Claimholder (as defined in the Intercreditor Agreement). In the event of any conflict between the terms of the Intercreditor Agreement and this [promissory note]/[instrument]/[agreement], the terms of the Intercreditor Agreement shall govern and control."

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(b)            Any promissory note or other instrument or agreement evidencing any of the LS Facility Obligations shall, at the reasonable request of A/R Facility Lender, at all times include the following language:

"Anything herein to the contrary notwithstanding, the Liens and security interests securing the obligations evidenced by this [promissory note]/[instrument]/[agreement], the exercise of any right or remedy with respect hereto and certain of the rights of the holder hereof are subject to the provisions of the Intercreditor Agreement, dated as of October [•], 2021 (as amended, restated, supplemented, substituted, replaced or otherwise modified from time to time, the "Intercreditor Agreement"), by and between Lafayette Square Loan Servicing, LLC (in its capacity as agent for the LS Facility Lenders and together with its successors and assigns, the "LS Facility Agent"), for and on behalf of the LS Facility Creditors and each other LS Facility Claimholder (each as defined in the Intercreditor Agreement) from time to time, and East West Bank (“EWB”), acting on behalf of each A/R Facility Claimholder (as defined in the Intercreditor Agreement). In the event of any conflict between the terms of the Intercreditor Agreement and this [promissory note]/[instrument]/[agreement], the terms of the Intercreditor Agreement shall govern and control."

Section 9.4     Additional Remedies. If the A/R Facility Lender or any A/R Facility Claimholder, on one hand, or the LS Facility Creditors or any LS Facility Claimholder, on the other hand, violates any of the terms of this Agreement, in addition to any remedies in law, equity or otherwise, the LS Facility Creditors or A/R Facility Lender, as applicable, may restrain such violation in any court of law and may, in its own or in any Obligor's name, interpose this Agreement as a defense in any action by the A/R Facility Lender, such A/R Facility Claimholder, such LS Facility Creditor or such LS Facility Claimholder. Upon the LS Facility Creditors' or A/R Facility Lender's request, the A/R Facility Lender and each other A/R Facility Claimholder or the LS Facility Creditors and each other LS Facility Claimholder, as applicable, will promptly take all actions which the LS Facility Creditors may request to carry out the purposes and provisions of this Agreement.

Section 9.5     Third-Party Beneficiaries. This Agreement is solely for the benefit of LS Facility Creditors, the other LS Facility Claimholders, the A/R Facility Lender, and the other A/R Facility Claimholders, and no other Person (including any Obligor) is intended to be a third-party beneficiary hereunder. The LS Facility Creditors and the A/R Facility Lender shall have the right to modify or terminate this Agreement at any time without notice to or approval of any Obligor or any other Person (other than, in the case of LS Facility Creditors, the requisite LS Facility Claimholders under the LS Facility Agreement, and in the case of the A/R Facility Lender, the requisite A/R Facility Claimholders under the applicable A/R Facility Document).

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Section 9.6     Notices. Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, service of process or other communication that is required, contemplated or permitted under this Agreement, or with respect to the subject matter hereof, shall be in writing and shall be deemed to have been validly served, given, delivered and received upon the earlier of (i) the day of transmission by electronic mail or hand delivery or delivery by an overnight express service or overnight mail delivery service and (ii) the third calendar day after deposit in the United States mails, with proper first class postage prepaid, in each case addressed to the party to be notified as follows:

If to the LS Facility Creditors:		If to the A/R Facility Lender:

Lafayette Square Loan Servicing, LLC		East West Bank
PO Box 25250		5001 Spring Valley Road, Suite 825W
PMB 13941		Dallas, Texas 75244
Miami, Florida 33102-5250		Attention:	Hamilton LaRoe
Attention:	Susan Golden	Email:	Hamilton.LaRoe@EastWestBank.com
Telephone:	(786) 598-2089	Telephone:	+1 469 547 0992

Email:	legal@lafayettesquare.com;
lsloanops@lafayettesquare.com

or to such other address as each Party may designate for itself by like notice.

Section 9.7     Reseved.

Section 9.8     Governing Law. THIS AGREEMENT AND THE OTHER Loan Documents (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, EXCLUDING CONFLICTS OF LAWS PRINCIPLES THAT WOULD CAUSE APPLICATION OF LAWS OF ANY OTHER JURISDICTION.

Section 9.9     Consent to Jurisdiction and Venue.

(a)            Each Party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each Party hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the LS Facility Creditors may otherwise have to bring any action or proceeding relating to this Agreement or any LS Facility Document against the A/R Facility Lender, any Obligor or their respective properties in the courts of any jurisdiction. Notwithstanding the foregoing, in connection with any Insolvency Proceeding each Party submits to the jurisdiction of the court for such proceeding.

(b)            Each Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or Federal court. Each Party irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

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(c)            Each Party irrevocably consents to service of process in the manner provided for notices in Section 9.6 (Notices) above. Nothing in this Agreement shall affect the right of any Party to serve process in any other manner permitted by law.

Section 9.10     Waiver of Jury Trial.

(a)            Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the Parties wish applicable state and federal laws to apply (rather than arbitration rules), the Parties desire that their disputes be resolved by a judge applying such applicable laws. Each Party hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation, including, without limitation, any cause of action, claim, cross-claim, counterclaim, third-party claim or any other claim, directly or indirectly arising out of, under or in connection with this Agreement (collectively, "Claims"). Each Party (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this agreement and the other loan documents, as applicable, by, among other things, the mutual waivers and certifications in this Section 9.10.

(b)            This waiver extends to all such Claims, including (i) Claims that involve Persons other than the Parties, (ii) Claims that arise out of or are in any way connected to the relationship among the Parties, or among the Parties and the Obligors and (iii) any Claims for damages, breach of contract, tort, specific performance or any equitable or legal relief of any kind arising out of this Agreement.

Section 9.11     Successors and Assigns.

(a)            This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, each of the Parties, each of the LS Facility Claimholders, each of the A/R Facility Claimholders and the respective successors, transferees and assigns of each of the foregoing. Nothing herein is intended, or shall be construed to give, any other Person (including, for the avoidance of doubt, any Obligor or Subsidiary thereof) any right, remedy or claim under, to or in respect of this Agreement or any Collateral.

(b)            In addition, any assignee or transferee of any LS Facility Claimholder or A/R Facility Claimholder shall be required to enter into a joinder to this Agreement (to be in a form reasonably acceptable to the LS Facility Creditors or the A/R Facility Lender, as applicable); provided that (i) any purported assignment or transfer in violation of the foregoing provisions shall be null and void ab initio and of no force and effect and (ii) the subordination effected hereby shall survive any sale, assignment, disposition or other transfer of all or any portion of the LS Facility Obligations or A/R Facility Obligations.

Section 9.12     Integrated Agreement. This Agreement reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

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Section 9.13     Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability or binding effect of this Agreement.

Section 9.14     Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the Parties. This is a continuing agreement of Lien subordination, and the LS Facility Claimholders may continue, at any time and without notice to the A/R Facility Lender or any other A/R Facility Claimholder, to extend credit and other financial accommodations to or for the benefit of any Obligor constituting LS Facility Obligations in reliance hereof. The A/R Facility Lender and each other A/R Facility Claimholder hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency Proceeding. Any provision of this Agreement that is prohibited or unenforceable shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to any Obligor shall include such Obligor as debtor and debtor in possession and any receiver or trustee for such Obligor in any Insolvency Proceeding.

Section 9.15     Conflicts. To the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of any LS Facility Document or A/R Facility Document, on the other hand, this Agreement shall control and prevail.

Section 9.16     Termination. This Agreement shall continue in full force and effect until the Discharge of the LS Facility Obligations or the Discharge of the A/R Facility Obligations (or purchase thereof by an Eligible Purchaser pursuant to Article 7 hereof) shall have occurred and shall thereafter be revived to the extent provided for in Section 4.8 (Avoidance Issues) above.

[Signature pages follow]

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In witness whereof, the undersigned have executed this Intercreditor Agreement as of the date first above written.

LAFAYETTE SQUARE LOAN SERVICING, LLC,
as the LS Facility Creditor

By:	/s/ Damien Dwin
	Name:	Damien Dwin
	Title:	Chief Executive Officer

East West Bank
as the A/R Facility Lender

By:	/s/ Hamilton LaRoe
	Name:	Hamilton LaRoe
	Title:	First Vice President